SENIOR SECURED CONVERTIBLE NOTE

"AMOUNT"                                                  League City, Texas
                                                                     ____, 2008


         FOR VALUE RECEIVED, Momentum Biofuels, Inc., a Colorado corporation ("MMBI") and Momentum Biofuels, Inc., a Texas corporation ("MMBI-Texas")(together, "Borrower"), 2600 South Shore Blvd, Suite 100, League City, TX 77573 (the "Borrower"), promises to pay to the order of "NAME" at "ADDRESS" (the "Holder") or at such other place as Holder may from time to time designate in writing, the principal sum of "AMOUNT" ($AutoMergeField) in lawful money of the United States of America, together with interest on so much thereof as is from time to time outstanding at the rate hereinafter provided, and payable as hereinafter provided.

         This note is one of a series of notes, designated the Senior Secured Convertible Notes (individually referred to herein as a "Note," the series of notes is referred to herein collectively as the "Notes"), aggregating up to $600,000 issued by the Borrower. All the Notes shall rank pari passu in respect to payment of principal and interest and upon any dissolution, liquidation or winding-up of Borrower, or either of them. The holders of the Notes shall be referred to as the "Lenders." As used herein, the term "Majority of the Lenders" means a majority in interest of the Holders of the Notes.

1. Interest Rate. The unpaid balance of this Note shall bear interest at the rate of ten percent (10%) per annum, simple interest.

2. Payment/Maturity Date. Interest will be payable quarterly on the first day of the months of August, November, February, and May. The total outstanding principal balance hereof, together with accrued and unpaid interest, shall be paid on May 1, 2013.

3. Payment in Kind.  Interest will be payable in cash.

4. Default Interest and Attorney Fees. Upon declaration of a valid default hereunder, the balance of the principal remaining unpaid, interest accrued thereon, and all other costs, and fees shall bear interest at the rate of eighteen percent (18%) per annum from the date of default. In the event of default, the Borrower and all other parties liable hereon agree to pay all costs of collection, including reasonable attorneys' fees. In addition, if Borrower defaults in any of the covenants set forth in paragraph 11, Borrower will issue Holder one warrant to purchase one share of MMBI's common stock ("Penalty Warrant") for each $.25 principal amount of the Note. The Penalty Warrants will be exercisable for seven years from the date of default at an exercise price per share of the closing bid price of MMBI's common stock on the date of default, and shall have customary anti-dilution rights (for stock splits, stock dividends and sales of substantially all the company's assets), and piggyback registration rights.

5. Security Agreement. This Note is secured by all of the assets and property of Borrower (the "Property"), in accordance with the terms of a Security Agreement (the "Security Agreement") and other documents evidencing such security interest between the Borrower and the Holder (with the Security Agreement, the "Security Documents.").

6. Interest Calculation. Daily interest shall be calculated on a 365-day year and the actual number of days in each month.


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7.       Conversion.

     (a) Holder may convert the balance of the Note, or any portion thereof, and all accrued interest into shares of MMBI's common stock at any time at the Conversion Price of $0.40 per share.

     (b) Upon any recapitalization or restructuring or other adjustment of MMBI capital structure in which the number of shares of common stock is adjusted, increased or decreased, or otherwise modified, or in the event of a spin-off or other distribution of assets, or merger or acquisition, then the number and type of shares or other securities into which the principal amount and accrued interest of this Note may be converted shall likewise be changed so that this Note and accrued interest is thereafter convertible into the number of shares of common stock or other securities of MMBI which the Holder would have received had the Holder converted the entire principal amount and accrued interest under this Note into common stock of MMBI immediately prior to such recapitalization, restructuring or other event.

     (c) The Holder may not convert any portion of this Note, or be forced to convert any portion of this Note, to the extent such conversion would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4..999% of the then issued and outstanding shares of MMBI common stock, including shares issuable upon conversion of the Note held by the Holder after application of this paragraph; provided, however, that upon a holder of this Note providing MMBI with sixty-one
          (61) days prior notice (the "Waiver Notice") that such holder waives this subparagraph 7(d) with regard to any or all shares of MMBI common stock issuable upon conversion of this Note, this Section 7(d) shall be of no force or effect with regard to those shares of MMBI common stock referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one
          (61) days immediately preceding the expiration of the term of this Note.

     (d) The Holder may not convert any portion of this Note, or be forced to convert any portion of this Note, to the extent such conversion would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.999% of the then issued and outstanding shares of MMBI common stock, including shares issuable upon conversion of the Note held by the Holder after application of this paragraph; provided, however, that upon a holder of this Note providing MMBI with sixty-one
          (61) days prior notice (the "Waiver Notice") that such holder waives this subparagraph 7(d) with regard to any or all shares of MMBI common stock issuable upon conversion of this Note, this Section 7(d) shall be of no force or effect with regard to those shares of MMBI common stock referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one
          (61) days immediately preceding the expiration of the term of this Note.

8. Anti-Dilution. If at any time before this Note is paid in full or converted in full the MMBI (a) sells its common stock, or securities convertible into its common stock, at a price (or an equivalent conversion price) lower than the Conversion Price set forth in paragraph 7 of this Note; or (b) reduces the price at which any of its convertible securities or warrants (other than this Note and the Warrant issued at the same time as this Note) may be converted or exercised, the Conversion Price will be reduced to the price of the common stock (or equivalent conversion price) in such subsequent transaction or transactions or reductions.


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9.  Prepayment.  This Note may be prepaid in whole or part upon 30 days  written notice. If this Note is prepaid before May 1, 2010, MMBI will issue the holder of the Note a warrant (a "Prepayment Warrant") to purchase one share of MMBI's common stock for each $1.00 principal amount of the Note. The Prepayment Warrants will be exercisable for seven years from the date the Note is paid at an exercise price per share equivalent to the closing bid price of MMBI's common stock on the date of payment, and shall have customary anti-dilution rights (for stock splits, stock dividends and sales of substantially all the company's assets), and piggyback registration rights

10. Costs of Collection. Borrower agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of Holder's rights hereunder or under any instrument securing payment of this Note, as the result of Borrower being in actual default or actual breach of any of the covenants herein, Borrower shall pay to Holder its reasonable attorneys' fees and all court costs and other expenses incurred in connection therewith, regardless of whether a lawsuit is ever commenced or whether, if commenced, the same proceeds to judgment or not. Such costs and expenses shall include, without limitation, all costs, reasonable attorneys' fees, and expenses incurred by
Holder in connection with any insolvency, bankruptcy, reorganization, foreclosure, deed in lieu of foreclosure or similar proceedings involving
Borrower or any endorser, surety, guarantor, or other person liable for this Note which in any way affect the exercise by Holder of its rights and remedies under this Note, or any other document or instrument securing, evidencing, or relating to the indebtedness evidenced by this Note.

11. Default. Borrower agrees that upon the occurrence of any default set forth below, and such default continues for a period of 30 days after Holder has given written notice of such default as provided herein, at the option of Holder, the unpaid principal balance of this Note and all accrued interest thereon shall become immediately due, payable, and collectible, without notice or demand, upon the occurrence at any time of any of the following events, each of which shall be deemed to be an event of default hereunder.

     (a) Borrower's failure to make any payment of principal on or before the date on which such payment becomes due and payable under this Note;

     (b) Borrower's failure to make any payment of interest or other charges on or before the date on which such payment becomes due and payable under this Note and such failure continues for a period of 30 days;

     (c)  Dissolution, liquidation or termination of either Borrower;

     (d) The commission of any act of insolvency by Borrower, or the making of an assignment to or for the benefit of creditors of Borrower, or the appointment of a receiver, liquidator, conservator or trustee of Borrower, or its property, or the filing of a voluntary petition or the commencement of any proceeding by Borrower for relief under any bankruptcy, insolvency, reorganization, arrangement or receivership laws, or any other law relating to the relief of debtors of any state or of the United States, or the filing of any involuntary petition (unless and until discharged or dismissed within 30 business days after such filing) for the bankruptcy, insolvency, reorganization, arrangement or receivership or the involuntary commencement of any similar proceeding under the laws of any state or of the United States relating to the relief of debtors, against Borrower;;

     (e) Failure to make any prepayment after announcing such prepayment in accordance with paragraph 9.

     (f) Entry of a decree or order by a court having jurisdiction for the appointment of a receiver or trustee or assignee in insolvency, bankruptcy or reorganization of either Borrower or of its property, or for the winding up or liquidation of its affairs, and continuation of such decree or order in force undischarged or unstayed for a period of ninety (90) days.

     (g) Borrower's material breach or material violation of any agreement or covenant contained in this Note not specified in (a) through (f) above, or in any other document or instrument securing, evidencing, or relating to the indebtedness evidenced by this Note and such breach or violation continues for a period of 30 days after written notice of such breach or violation is given as specified herein;

Upon the occurrence of any event which might, upon notice or the passage of time constitute an Event of Default, the Company shall notify the Holder of the Note and the Holders of all other Notes of the occurrence of the event of default within ten (10) days.

12. Application of Payments. Any payment made against the indebtedness evidenced by this Note shall be applied against the following items in the following order: (1) costs of collection, including reasonable attorneys' fees incurred or paid; (2) all costs, expenses, default interest, late charges and other expenses incurred by Holder and all other holders of the Notes and reimbursable to the Holders pursuant to this Note and all other Notes (as described herein); (3) to the Holders of all Notes, ordinary interest accrued to the date of said payment; and (4) finally, outstanding principal to the Holders of all outstanding Notes.

13. Representations, Warranties and Covenants of the Borrower. Each Borrower represents, warrants and covenants with the Holder as follows:

     (a) Authorization; Enforceability. All Borrower action on the part of the Borrower necessary for the authorization, execution and delivery of this Note and the performance of all obligations of the Borrower hereunder has been taken, and this Note constitutes a valid and legally binding obligation of the Borrower, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and
          (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     (b) Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of the Borrower in connection with the Borrower's valid execution, delivery or performance of this Note except any notices required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act, or such filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

     (c) No Violation. The execution, delivery and performance by the Borrower of this Note and the consummation of the transactions contemplated hereby will not result in a violation in any material respect of its Articles of Incorporation or By-Laws, or of any provision of any mortgage, agreement, instrument or contract to which it is a party or by which it is bound or, to the best of its knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Borrower or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Borrower or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Borrower, its business or operations, or any of its assets.

     (d) In Pari Passu. The Borrower may create additional security interests in the Property to secure payment of additional debt that will be equal to or subordinate to the interest of the Note Holders if holders of two-thirds in interest of the Notes agree. Any such additional security interests may only secure new loans to the Borrower.

     (e) Covenants. So long as any Note is outstanding and in addition to the other covenants of the Borrower set forth herein:

               (i) Borrower will pay no dividends or other distributions to the holders of any shares of its common stock unless all payments have been made to the Holders on a current basis.

               (ii) The Borrower will provide the Holders prompt notice of any material adverse event affecting the Borrower or companies owned by the Borrower.

               (iii) The Borrower shall make in a timely manner all payments due and not reasonably disputed to any person who has a security interest in the Property.

14. Assignment of Note. This Note may not be assigned by Borrower. The Note may be assigned by Holder with the express written consent of the Borrower, which consent will not unreasonably be withheld.

15. Non-Waiver. No delay or omission on the part of Holder in exercising any rights or remedy hereunder shall operate as a waiver of such right or remedy or of any other right or remedy under this Note. A waiver on any one or more occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasion.

16. Maximum Interest. In no event whatsoever shall the amount paid, or agreed to be paid, to Holder for the use, forbearance, or retention of the money to be loaned hereunder ("Interest") exceed the maximum amount permissible under applicable law. If the performance or fulfillment of any provision hereof, or any agreement between Borrower and Holder shall result in Interest exceeding the limit for Interest prescribed by law, then the amount of such Interest shall be reduced to such limit. If, from any circumstance whatsoever, Holder should receive as Interest an amount which would exceed the highest lawful rate, the amount which would be excessive Interest shall be applied to the reduction of the principal balance owing hereunder (or, at the option of Holder, be paid over to Borrower) and not to the payment of Interest.

17. Purpose of Loan. Borrower certifies that the loan evidenced by this Note is obtained for business or commercial purposes and that the proceeds thereof will not be used primarily for personal, family, household or agricultural purposes.

18. Waiver of Presentment. Borrower and the endorsers, sureties, guarantors and all persons who may become liable for all or any part of this obligation shall be jointly and severally liable for such obligation and hereby jointly and severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest, and any and all lack of diligence or delays in collection or enforcement hereof. Said parties consent to any modification or extension of time (whether one or more) of payment hereof, the release of all or any part of the security for the payment hereof, and the release of any party liable for payment of this obligation. Any modification, extension, or release may be without notice to any such party and shall not discharge said party's liability hereunder.

19. Governing Law. As an additional consideration for the extension of credit, Borrower and each endorser, surety, guarantor, and any other person who may become liable for all or any part of this obligation understand and agree that the loan evidenced by this Note is made in the State of Texas and the provisions hereof will be construed in accordance with the laws of the State of Texas, and such parties further agree that in the event of default this Note may be enforced in any court of competent jurisdiction in the State of Texas, and they do hereby submit to the jurisdiction of such court regardless of their residence or where this Note or any endorsement hereof may be executed.

20. Binding Effect. The term "Borrower" as used herein shall include the original Borrower of this Note and any party who may subsequently become liable for the payment hereof as an assumer with the consent of the Holder, provided that Holder may, at its option, consider the original Borrower of this Note alone as Borrower unless Holder has consented in writing to the substitution of another party as Borrower.

21. Joint and Several Liability of Borrowers. Borrower and BBII are jointly and severally liable on this Note.

22. Relationship of Parties. Nothing herein contained shall create or be deemed or construed to create a joint venture or partnership between Borrower and Holder. Holder is acting hereunder as a lender only.

23. Severability. Invalidation of any of the provisions of this Note or of any paragraph, sentence, clause, phrase, or word herein, or the application thereof in any given circumstance, shall not affect the validity of the remainder of this Note.

24. Amendment. This Note may not be amended, modified, or changed, except only by an instrument in writing signed by both of the parties.

25. Time of the Essence. Time is of the essence for the performance of each and every obligation of Borrower hereunder.

26. Notices. All notices, consents, approvals, requests, demands and other communications which are required or may be given hereunder shall be in writing and shall be duly given if personally delivered, sent by telefax, telegram or overnight courier or posted by U.S. registered or certified mail, return receipt requested, postage prepaid and addressed to the other parties at the addresses set forth below.

         If to the Borrowers:

                  Momentum  Biofuels, Inc.
                  2600 South Shore Blvd
                  Suite 100
                  League City, TX 77573
                  ATTN: President

         If to the Holder:

                  at the address as shown on the register maintained by the Holder for such purpose.

         Each of the above addressees may change its address for purposes of this Section by giving to the other addressee notice of such new address in conformance with this Section. If the Borrower receives any notice pursuant to this Note or any other Note of this series, it must, not later than within three business days, dispatch a copy of such notice to the Holder of this Note and to each other Holder of any Note as reflected in the current Note Register.

27. Agreement among Lenders. Borrower acknowledges that Lenders will enter into an Agreement among Lenders pursuant to which Lenders may appoint an agent to act on their behalf (the "Agent"). A copy of the Agreement among Lenders shall be provided to Borrower. Borrower, upon receiving written notice signed by a Majority of the Lenders that an Agent has been appointed on their behalf, shall acknowledge and accept the Agent's authority to act on behalf of the Lenders in accordance with the Agreement among Lenders

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the [DATE], 2008.

                                                     MOMENTUM BIOFUELS, INC.
                                                     a Colorado corporation


                                                     By:________________________
                                                        Chief Executive Officer


                                                     MOMENTUM BIOFUELS, INC.
                                                     a Texas corporation


                                                     By:________________________
                                                        Chief Executive Officer